Exhibit 99.2

Brightcove Signs Definitive Agreement to Acquire

Ooyala’s Online Video Platform Business

Addition of Client Base, Technology, Employees, and Global Operations Enhances

Brightcove’s Market Leading Capabilities and Support

for Global Customer Experience

BOSTON—(February 13, 2019) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced it has entered into a definitive agreement to acquire the online video platform (OVP) business of Ooyala, a provider of cloud video technology.

Brightcove is acquiring Ooyala’s OVP technology, including video content management and publishing platform Backlot, Analytics, Live, and its underlying IP and associated patents. As part of the transaction, Brightcove will acquire substantial portions of Ooyala’s engineering, support, and sales staff, including the company’s Guadalajara, Mexico operations. Brightcove intends to take on all customer, reseller, and partner relationships utilized by Ooyala’s OVP business globally.

“Ooyala has tremendous global customers who understand the power of video and its ability to transform business and reach new customers,“ said Jeff Ray, CEO of Brightcove. “This transaction, which includes immediately growing our highly skilled and committed global workforce, accelerates our ability to deliver faster innovation and deeper support for all customers. We also will increase our market reach and further strengthen our ability to secure new business in key target markets. We look forward to welcoming Ooyala’s OVP customers and ensuring a smooth transition and a world-class experience for them.”

Over the past 15 years, Brightcove has developed the most sophisticated online video platform in the market with solutions supporting media, entertainment, marketing, and enterprise spaces. Aspects of Ooyala’s technology will be integrated into the Brightcove platform to provide a more robust global offering for all customers.

“We hold our customers’ success as paramount. Selecting Brightcove further demonstrates this commitment and ensures they will receive a world-class experience,” said Jonathan Huberman, CEO of Ooyala. “Brightcove is doing amazing things in the OVP market, and we are pleased our customers will work directly with the market leader.”

The transaction is expected to close in the first half of 2019.

Advisors

BMO Capital Markets acted as exclusive financial advisor to Brightcove on this transaction.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our position to execute on our growth strategy, the closing and successful integration of the acquisition of Ooyala’s online video platform (OVP) business, and our ability to expand our leadership position and market opportunity.These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; risks associated with successful completion of the acquisition of Ooyala’s OVP business, difficulties integrating the technologies, products, operations, contracts and personnel of Ooyala’s OVP business and the realizing the anticipated benefits of the acquisition;; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

For More Information, Contact:

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

-or-

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

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